EXHIBIT 99.1

General Comments:

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Emergence-related items - For the September 2007 quarter, the adoption of fresh start reporting is expected to increase consolidated revenues by approximately $70 million and increase consolidated operating expenses by approximately $55 million. In addition, Delta expects to record approximately $50 million in share-based compensation expense related to previously announced management equity emergence awards. These emergence-related charges equate to an increase in consolidated passenger RASM of 0.14 cents, and an increase in mainline non-fuel CASM of 0.22 cents.

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Fleet - During the September 2007 quarter, Delta exercised options for two additional Boeing 777-LR aircraft for delivery in 2009. This brings the company’s total firm orders for Boeing 777 aircraft to eight, with three deliveries in 2008 and five in 2009.

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Liquidity events - On September 5, 2007, Delta fully funded its previously disclosed $650 million debt obligation to the Air Line Pilots Association (ALPA). Of this amount, $350 million was paid directly to ALPA and the remaining $300 million was deposited in a grantor trust, which will be classified as restricted cash on Delta’s balance sheet (with a corresponding liability) until it is paid to ALPA in January 2008.

Guidance:

3Q07 (estimate)

Operating margin	6 - 8%

Fuel price, including taxes and hedges	$2.25/gallon

3Q07 (estimate) vs. 3Q06
Capacity
System	Up 2 - 3%
Domestic	Down 2 - 3%
International	Up 13 - 15%

Mainline non-fuel unit cost, excluding certain items	Down 1 - 2%

Non-GAAP Reconciliations:

	September 2007 Quarter				September 2006
	Projected Range				Quarter

GAAP Mainline CASM Projection	10.62	¢	10.55	¢	10.42	¢

Items Excluded:

Maintenance and staffing services to third parties	(0.34)		(0.34)		(0.26)
Profit Sharing	(0.19)		(0.19)		0.00

Mainline CASM Projection Excluding Certain Items	10.09	¢	10.02	¢	10.16	¢

Fuel Expense	(3.45)		(3.45)		(3.47)

Mainline Non-Fuel CASM Projection Excluding
Certain Items	6.64	¢	6.57	¢	6.69	¢

Available Seat Miles	34,536		34,536		33,679

Year-Over-Year Non-Fuel CASM Decrease	1%		2%

Note: Delta presents mainline CASM excluding fuel expense because management believes the high volatility of fuel prices partially masks the progress Delta achieved toward its business plan targets. Delta also excludes profit sharing expense from mainline CASM as management believes the exclusion provides a more meaningful comparison of Delta’s CASM to the industry. In addition, Delta excludes maintenance and staffing services to third parties from mainline CASM as these costs are not associated with the generation of a mainline seat mile.

Forward-Looking Statements
Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007.

Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of September 12, 2007, and which Delta has no current intention to update.

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